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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 1, 1999




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                            MATTSON TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21970


            DELAWARE                               77-0208119
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)

    3550 WEST WARREN AVENUE
      FREMONT, CALIFORNIA                            94538
(Address of principal executive offices)           (Zip Code)

                                 (510) 657-5900
              (Registrant's telephone number, including area code)


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Item 4...Changes in Registrant's Certifying Accountant

         (a) Previous independent accountants

                  (i) On November 1, 1999 the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. PricewaterhouseCoopers LLP had served as the independent auditors of the Company since prior to fiscal 1997.
                  (ii) The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
                  (iii) The decision to change independent accountants was approved by the Company's Audit Committee and the Board of Directors.
                  (iv) During the Company's two most recent fiscal years and through the date of this Report, the Company has no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements, of the Company for such periods.
                  (v) During the Company's two most recent fiscal years and through the date of this Report, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of the Regulation S-K).
                  (vi) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 3, 1999 is filed as Exhibit 16 to this Form 8-K.

         (b) New independent accountants


                  (i) The Company engaged Arthur Andersen LLP as its new independent accountants as of November 1, 1999. During the two most recent fiscal years and through the date of their engagement by the Company, the Company did not consult with Arthur Andersen LLP regarding issues of the type described in
                           Item 304(a)(2) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

         Exhibit 16: letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


         MATTSON TECHNOLOGY, INC.

         /s/ Brian McDonald
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         Brian McDonald
         Vice President of Finance
         and Chief Financial Officer